UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): June 9, 2011

YONGYE INTERNATIONAL, INC.
(Exact name of registrant as specified in charter)

Nevada	333-143314	20-8051010

(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6th Floor, Suite 608, Xue Yuan International Tower,
No. 1 Zhichun Road, Haidian District, Beijing, PRC

(Address Of Principal Executive Offices) (Zip Code)

+86 10 8232 8866
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03          Material Modification to Rights of Security Holders.

On June 8, 2011, Yongye International, Inc. (the “Company”) filed a Certificate of Designation with the Nevada Secretary of State which provided that it shall have become effective at 12:01a.m. Nevada time on June 9, 2011 in connection with the issuance of up to 7,969,044 shares of series A convertible preferred stock, par value US$0.001 (the “Preferred Shares”), including 5,681,818 Preferred Shares issued on June 9, 2001 pursuant to the Securities Purchase Agreement described below and 2,287,226 Preferred Shares which may be issued in the form of dividends in respect thereof.

The Company did not previously have any shares of preferred stock issued and outstanding, and, therefore, the Preferred Shares are the Company’s most senior equity security. The Preferred Shares are convertible into shares of the Company’s common stock at the conversion price described below. The Preferred Shares have no stated maturity; however, the Preferred Shares are subject to automatic conversion (with a related redemption feature) by the Company and optional redemption at the election of the holders in certain circumstances as described below.

Ranking

The Preferred Shares have an initial liquidation preference of $8.80 per share and rank senior to the Company’s common stock and any other stock that is created after the Preferred Shares with respect to distributions of assets upon the liquidation, dissolution or winding up of the Company.

The Preferred Shares are equity interests in the Company and do not constitute indebtedness. In the event of bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to the Company, its indebtedness will effectively rank senior to the Preferred Shares, and the holders of the indebtedness will be entitled to the satisfaction of any amounts owed to them prior to the payment of the then applicable liquidation preference of any capital stock, including the Preferred Shares.

Liquidation Rights

If the Company voluntarily or involuntarily liquidates, dissolves or winds up its affairs, each holder of the Preferred Shares will be entitled to receive out of the Company’s assets available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, and before any distribution of assets is made on the Company’s common stock or any of our other shares of stock ranking junior as to such a distribution to the Preferred Shares, a liquidating distribution in the amount that is the greater of (a) the aggregate liquidation preference of all such holder’s Preferred Shares plus any accrued but unpaid dividends thereon and (b) the amount such holder would receive as a holder of common stock assuming the prior conversion of each of its Preferred Shares.

In any such distribution, if the Company’s assets are not sufficient to pay the liquidation preferences in full to all holders of the Preferred Shares, the amounts paid to the holders of Preferred Shares will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of Preferred Shares, including those issued as dividends, means the initial liquidation preference of $8.80 per share plus any accrued but unpaid dividends. If the liquidation preference has been paid in full to all holders of the Preferred Shares then the holders of the Company’s other stock shall be entitled to receive all of the Company’s remaining assets according to their respective rights and preferences.

Dividends

Dividends accrue on the Preferred Shares on an annual basis. Dividends will be paid in the form of additional Preferred Shares at a rate of three to seven percent, according to the following formula:

The Preferred Dividend Rate is equal to 7% - [VWAP – 8.8] x 2 / 310], where VWAP equals the one-year volume weighted average share price during the 365-day period immediately prior to the applicable date of determination.

Holders of Preferred Shares will also receive, on an as-converted basis, any dividends or distributions that the Company may make on any shares of common stock.  No dividends or distributions shall be paid to any shares of stock ranking junior to the Preferred Shares other than the common stock.

Conversion; Anti-Dilution Adjustments

Each Preferred Share is convertible into the Company’s common stock in an amount equal to the then applicable liquidation preference of the Preferred Shares (plus accrued and unpaid dividends) divided by the then applicable conversion price. The initial conversion price is $8.80 per share and is subject to customary anti-dilution adjustments for issuances of shares of common stock as a dividend or distribution on shares of the common stock, or mergers or reorganizations or future issuances of other Company securities.

Additionally, the conversion price may be adjusted to the extent that the Company exceeds or falls below certain net income targets, provided that (i) the conversion price, as adjusted, shall not exceed $15.00 per share, and (ii) the sum of all shares of common stock issuable to the holders of Preferred Shares as a result of conversions, dividends, or distributions, or common stock acquired under the Stockholders’ Agreement described below shall not exceed 9,869,205, or 19.99% of the total number of shares of common stock outstanding on the date of execution of the Securities Purchase Agreement (the “Cap”).  Each holder of Preferred Shares is entitled to a proportional share of the common shares represented by the Cap, allocated in accordance with their initial purchase of Preferred Shares by the Company and as subsequently agreed among the transferor and transferee of Preferred Shares thereafter and notified to the Company pursuant to the terms of the Preferred Shares.

The net income targets (the “Income Targets”) referenced above are: $84 million for fiscal 2011, $210 million for the cumulative period of fiscal 2011 through fiscal 2012, $399 million for the cumulative period of fiscal 2011 through fiscal 2013, and $682.5 million for the cumulative period of fiscal 2011 through fiscal 2014.

Notwithstanding the above, the Income Targets and applicable conversion price may be further adjusted to account for any dilutive effect that future issuances of the Company’s securities may have on the holders of the Preferred Shares.

 Automatic Conversion

On the fifth anniversary of the issuance of the Preferred Shares, all Preferred Shares automatically convert into common stock at the then applicable conversion price.  In the event such conversion would result in the Cap being exceeded with respect to the holder thereof, the remaining unconverted Preferred Shares will be redeemed by the Company at $0.001 per share.

Voting Rights

The holders of the Preferred Shares are entitled to vote upon all matters upon which holders of common stock have the right to vote, such votes to be counted together with all other shares of capital stock having general voting powers and not separately as a class. The holders of the Preferred Shares are entitled to the number of votes as the number of shares of common stock as the Preferred Shares is convertible into, calculated based upon the higher of (i) the applicable conversion price, or (ii) the greater of (x) $3.75 per share, the last closing bid price of the Company’s common stock and (y) US$4.66 per share, the book value per share of the Company’s common stock, in the cases of both (x) and (y)  immediately prior to the signing of the Securities Purchase Agreement.

In addition, for as long as MSPEA and its affiliates beneficially own an aggregate of at least 25% of the Preferred Shares, the Company will not, without the affirmative vote or consent of the holders of at least a majority of the outstanding Preferred Shares voting as a separate class, given in person or by proxy, either in writing or at a meeting, approve any matter constituting a Veto Right (as defined therein).

Redemption

Holders of the Preferred Shares have the right to require the Company to redeem all or a portion of the outstanding Preferred Shares upon the occurrence of certain conditions, including: (i) a material breach of certain key obligations under the Securities Purchase Agreement and related transaction documents, (ii) the failure to remain current in the Company’s securities filings, (iii) the failure to obtain certain exploration rights and recover amounts paid for such rights, and (iv) the discontinuation of Mr. Zishen Wu as CEO of the Company prior to December 31, 2014.  In such cases, the redemption price for the Preferred Shares would be equal to an amount that would yield a total internal rate of return of 30% on the purchase price for the Preferred Shares submitted for redemption.

Holders of the Preferred Shares are also entitled to redeem all or a portion of their Preferred Shares if (i) the quotient of the Company’s aggregate earnings per share in any six rolling consecutive quarters from the first quarter of 2010 onwards divided by the aggregate amount of the earnings per share of the corresponding periods in the prior year is less than 120%, and (ii) net income of any fiscal year between 2011 and 2014 is less than the relevant Income Threshold for such year. In such cases, the redemption price for the Preferred Shares would be equal to an amount that would yield a total internal rate of return of 20% on the purchase price for the Preferred Shares submitted for redemption.  The “Income Threshold” referenced above is: US$75 million for the fiscal year 2011, US$101 million for the fiscal year 2012, US$121 million for the fiscal year 2013 and US$145 million for the fiscal year 2014, subject to adjustment to account for any dilutive effect that future issuances of the Company’s securities may have on the holders of the Preferred Shares.

The foregoing description of the terms of the Preferred Shares is not intended to be complete and is qualified in its entirety by the complete text of the Certificate of Designation attached herein as Exhibit 3.3 and which is incorporated by reference herein.

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective immediately prior to the closing of the issuance of the Preferred Shares to MSPEA Agriculture Holding Limited (“MSPEA”) on June 9, 2011, Mr. Homer Sun was appointed to serve on the Board of Directors of the Company, which appointment was then reaffirmed by his election as a director of the Company immediately upon the issuance of the Preferred Shares by the holders of all outstanding Preferred Shares.

Mr. Sun is a Managing Director of Morgan Stanley and leads Morgan Stanley Private Equity Asia’s China Investments.  Mr. Sun joined Morgan Stanley in 2000 and serves on the firm’s China Management Committee, which is comprised of the firm’s senior business leaders within China.  Mr. Sun is currently a director of China Shanshui Cement Group Limited, a company listed on the Stock Exchange of Hong Kong (ticker 691.HK) and China Flooring Holding Company Limited, a company listed on the Stock Exchange of Hong Kong (ticker 2083.HK); Mr. Sun was also previously a director of Sihuan Pharmaceutical Holdings Group Limited, a company listed on the Stock Exchange of Hong Kong (ticker 460.HK).  Before joining Morgan Stanley Private Equity Asia, Mr. Sun spent six years with Morgan Stanley’s Investment Banking Division in the Mergers and Acquisitions Group in Hong Kong where he worked on a wide range of mergers and acquisitions in Greater China.  Prior to joining Morgan Stanley, Mr. Sun practiced as a mergers and acquisitions attorney with the law firm Simpson Thacher & Bartlett LLP in New York and Hong Kong.  Mr. Sun received a B.S.E. in Chemical Engineering magna cum laude from the University of Michigan and a J.D. cum laude from the University of Michigan Law School.

Mr. Sun was appointed to the Board of Directors in accordance with the provisions of a securities purchase agreement dated May 29, 2011 (the “Securities Purchase Agreement”) among the Company, MSPEA and the Company’s largest shareholder, Full Alliance International Limited and elected as such by the holders of all outstanding Preferred Shares in accordance with the terms of the Certificate of Designation relating thereto dated June 8, 2011.

On June 9, 2011, the Company issued a press release regarding Mr. Sun’s appointment to the Board of Directors and the closing of the Preferred Shares transaction, a copy of which is filed herewith as Exhibit 99.1.

Item 5.03          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Articles of Incorporation of the Company authorizes the issuance of up to 75,000,000 shares of preferred stock and further authorizes the Board of Directors of the Company to fix and determine the designation, preferences, conversion rights, or other rights, including voting rights, qualifications, limitations, or restrictions of the preferred stock. On May 28, 2011 the Board approved by unanimous written consent an amendment to the Company's Article of Incorporation to designate the rights and preferences of the Preferred Shares.

Item 5.07  Submission of Matters to a Vote of Security Holders.

On June 10, 2011, the Company held the Company’s 2011 Annual Meeting of Shareholders (the “Annual Meeting”).  At the Annual Meeting, the stockholders reelected each of the following nominees to the board of directors of the Company for a one-year term: Zishen Wu, Taoran Sun, Qiang Zhao, Xiaochuan Guo, Sean Shao, Xindan Li and Rijun Zhang. Additionally, the stockholders ratified the appointment of KPMG as the Company’s independent auditors for the fiscal year ending December 31, 2010 and approved by advisory vote the compensation paid to the Company’s named executive offices, as disclosed under the caption Election of Directors—Executive Compensation, pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion in the Company’s filings with the SEC and how frequently the Company should seek such an advisory vote on the compensation of the Company’s named executive officers.

The voting at the Annual Meeting was as follows:

1.  Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Zishen Wu	19,895,011	129,594	18,640,150
Taoran Sun	19,870,580	181,450	18,640,150
Qiang Zhao	19,884,510	483,649	18,640,150
Xiaochuan Guo	19,874,364	353,849	18,640,150
Sean Shao	19,873,617	128,418	18,640,150
Xindan Li	19,888,911	51,251	18,640,150
Rijun Zhang	19,877,641	51,976	18,640,150

2.           Ratification of KPMG as the Company’s Independent Auditors

For	Against	Abstain	Broker Non-Votes
38,887,821	465,602	297,312	-

3.           Advisory Vote on Executive Compensation

For	Against	Abstain	Broker Non-Votes
19,103,832	959,245	124,972	18,640,150

3.           Advisory Vote on Frequency of Advisory Vote on Executive Compensation

1 year	2 years	3 years	Abstain	Broker Non-Votes
2,856,377	237,407	16,990,065	104,200	18,640,150

The foregoing description of the Certificate of Designation included under Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference herein.  Such description is not intended to be complete and is qualified in its entirety by the complete text of the Certificate of Designation which is attached hereto as Exhibit 3.3 and also incorporated by reference herein.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.3	Certificate of Designation dated June 8, 2011
99.1	Press Release dated June 9, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 9, 2011

YONGYE INTERNATIONAL, INC.

	By:	/s/ Zishen Wu
Name: Zishen Wu
Title: President and CEO